UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 2, 2008

ARGYLE SECURITY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51639	20-3101079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Concord Plaza, Suite 700 San Antonio, TX	78216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (210) 828-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2008, ISI Controls, Ltd. (“ISI-Controls”), a wholly owned subsidiary of ISI Security Group, Inc. (“ISI”), which in turn is wholly owned by Argyle Security, Inc. (“Argyle”), entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) with the holders of units (the “Seller”) in Com-Tec Security, LLC (“Com-Tec”) and Jeffery E. Corcoran, as representative of the Seller, pursuant to which ISI-Controls will acquire 100% of the units of Com-Tec, resulting in Com-Tec becoming a wholly owned subsidiary of ISI-Controls. Com-Tec is engaged in the business of custom design, manufacture and installation of electronic security and communication systems.

In consideration for the sale of the units to ISI-Controls, the Seller will receive cash in the amount of $3,000,000 and a secured subordinated promissory notes in the aggregate principal amount of $3,515,000. The aggregate principal amount of the promissory notes may be reduced depending on the occurrence of certain events described in the Unit Purchase Agreement. The promissory notes will be secured by the assets of ISI Security and Argyle, will bear interest at the rate of 7% per year and will become due and payable on April 1, 2011. Events of default under the promissory notes will consist of failure to pay, bankruptcy or insolvency.

The Seller and the Company make certain representations and warranties in the Unit Purchase Agreement and the transaction is anticipated to close on or prior to January 31, 2008, subject to satisfaction of closing conditions, including:

•	ISI-Controls completing its due diligence and the Seller and Com-Tec having complied in all material respects with the terms of the agreement; and
•	ISI-Controls making the applicable payment to the Seller and having complied in all material respects with the terms of the Unit Purchase Agreement.

If the transaction is not consummated by January 31, 2008, either party may terminate the Agreement at any time.

The description of the Asset Purchase Agreement, Promissory Notes and Employment Agreements contained in Section 2.01 are incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 4, 2008, ISI Detention Contracting Group, Inc. (“ISI-Detention”), a California corporation and wholly owned subsidiary of ISI, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Peterson Detention, Inc. (“Peterson Detention”), effective January 1, 2008, pursuant to which ISI-Detention acquired substantially all of the business assets and liabilities of Peterson Detention. Michael Peterson and Leonard Peterson, each an officer of Peterson Detention and principal shareholders of Peterson Detention, and Argyle and ISI were signatory to the Asset Purchase Agreement for certain limited purposes. Peterson Detention is engaged in the business of manufacturing and selling steel products.

In consideration for the sale of its assets to ISI-Detention, Peterson Detention will receive cash in the amount of $1,500,000 and convertible promissory notes (the “Promissory Notes”) in the aggregate principal amount of $3,000,000. The aggregate principal amount of the Promissory Notes may be reduced depending on the occurrence of certain events described in the Asset Purchase Agreement. The Promissory Notes will bear interest at the rate of 6% per year and will become due and payable on December 31, 2012. Events of default under the Promissory Notes consist of the failure to pay, bankruptcy or insolvency. On February 28, 2008 the holders of the Promissory Notes may convert up to $1,500,000 of the outstanding balance of the Promissory Notes into shares of Argyle’s common stock at the average closing price of Argyle’s common stock for the 20 trading days preceding the conversion date, provided that the conversion price may be no les than $8.00 per share. At any time on or after June 1, 2009, but before November 15, 2009, ISI-Detention may, in its sole discretion, require the holders of the Promissory Notes to choose one of the following options: (i) the conversion of an aggregate of $500,000 of the outstanding principal amounts of the Promissory Notes into Argyle’s common stock at 95% of the average closing price of Argyle’s common stock for the 20 trading days preceding delivery of the election notice; or (ii) ISI Detention’s payment to Holder of an aggregate of $7,500 in exchange for which the payment schedule of the Promissory Notes will be amended such that $500,000 of the principal due in 2010 will be due and payable on January 3, 2011, with interest continuing to accrue on all unpaid principal amounts. The payment of the Promissory Notes is guaranteed by Argyle, ISI and ISI Detention Contracting Group, Inc. a Texas corporation and wholly owned subsidiary of ISI.

Pursuant to the Asset Purchase Agreement, ISI-Detention entered into employment agreements (the “Employment Agreements”) with each of Michael Peterson and Leonard Peterson, pursuant to which each of them will receive a salary of $291,000 per year for services to ISI-Detention as General Manager and Operations Manager, respectively. Each would also be entitled to receive a bonus and benefits in accordance with ISI-Detention’s policies. The term of each Employment Agreement is three years, after which employment will become at-will. In the event of a termination without cause, ISI-Detention would be required to pay each executive his full compensation for 18 months or until the term of the Employment Agreements was set to expire, whichever was earlier.

The Seller and the Company make certain representations and warranties in the Asset Purchase Agreement related to the nature of the businesses of the two companies.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 2, 2008 ISI entered into and consummated a Third Amendment to Note and Warrant Purchase Agreement (“Note Purchase Agreement”) with William Blair Mezzanine Capital Fund III, L.P., an existing lender of ISI and Argyle (“Blair Mezzanine”), pursuant to which ISI issued and sold to Blair Mezzanine a Senior Subordinated Promissory Note (“Note A”) in the aggregate principal amount of $5,000,000, due and payable on January 31, 2010, with interest thereon at 11.58% per annum, payable quarterly in arrears beginning March 31, 2008, deferred interest at the rate of 8.42% per annum, and default interest at 2% per annum. Argyle and each of ISI’s subsidiaries are parties to the Note Purchase Agreement as guarantors.

ISI may not prepay Note A for six months from the date of issuance and thereafter in minimum increments of $1,000,000 plus a prepayment fee ranging from 0.25 to 5 % on scheduled prepayment dates in accordance with Note A. Proceeds from the sale of Note A were required to be used by ISI in connection with the acquisitions discussed in Items 1.01, 2.01 and 8.01 of this Current Report on Form 8-K. The Note Purchase Agreement contains customary representations and warranties and limits ISI’s and its subsidiaries’ capital expenditures.

Events of default under the Promissory Notes consist of the failure to pay, bankruptcy or insolvency.

The Note Purchase Agreement and Note A are attached hereto as Exhibits 10.8 and 10.9, respectively, and are incorporated herein by reference.

Reference is made to the disclosure described in the Definitive Proxy Statement, dated July 11, 2007, in the sections entitled “Summary of the Proxy Statement - The Merger,” beginning on page 9 and “Proposal to Acquire ISI - General,” beginning on page 33 for a discussion of Argyle’s and ISI’s prior obligations to Blair Mezzanine and are incorporated herein by reference.

ISI, through its subsidiaries, has issued Promissory Notes payable to FireQuest Security, Inc. and Peterson Detention Inc. The description of the Promissory Notes contained in Item 2.01 and the Fire Quest Promissory Note contained in Item 8.01 are incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On January 3, 2008, MCFSA, Ltd. (“MCFSA”), all of the partnership interests of which are directly or indirectly wholly owned by ISI, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Fire Quest, Inc. (“Fire Quest”) and William L. Calvin, a shareholder of Fire Quest, effective January 1, 2008, pursuant to which MCFSA acquired substantially all of the business assets and liabilities of Fire Quest. Fire Quest is engaged in the business of alarm system sales and service.

In consideration for the sale of its assets to MCFSA, Fire Quest will receive cash in the amount of $750,000 and a promissory note in the aggregate principal amount of $250,000 (“Fire Quest Promissory Note”). The aggregate principal amount of the Fire Quest Promissory Note may be increased or reduced depending on the occurrence of certain events described in the Asset Purchase Agreement. The Promissory Notes will bear interest at the rate of 7.25% per year and will become due and payable on January 1, 2009. Events of default under the Promissory Notes consist of the failure to pay, bankruptcy or insolvency.

Item 9.01 Financial Statements and Exhibits.

Financial Information

Financial statements and pro forma financial information required by this Current Report on Form 8-K related to the acquisition of ISI-Detention will be filed by amendment by no later than March 19, 2008.

    Exhibits

Exhibit No.	Description

10.1	Unit Purchase Agreement between and among ISI Controls, Ltd., Com-Tec Security, LLC, the holders of units in Com-Tec and Jeffery E. Corcoran

10.2	Asset Purchase Agreement between ISI Detention Contracting Group, Inc, and Peterson Detention Inc. dated as of January 1, 2008

10.3	Guaranteed Convertible Promissory Note by ISI Detention Contracting Group, Inc. in favor of Peterson Detention Inc. dated as of January 1, 2008

10.4	Guaranteed Convertible Promissory Note by ISI Detention Contracting Group, Inc. in favor of Peterson Detention Inc. dated as of January 1, 2008

10.5	Employment Agreement between ISI Detention Contracting Group, Inc. and Michael Peterson dated as of January 1, 2008

10.6	Employment Agreement between ISI Detention Contracting Group, Inc. and Leonard Peterson dated as of January 1, 2008

10.7	Third Amendment to Note and Warrant Purchase Agreement dated January 2, 2008 by and among ISI, Argyle and the other Guarantors, and William Blair Mezzanine Capital Fund III, L.P.

10.8	Senior Subordinated Promissory Note of ISI issued to William Blair Mezzanine Capital Fund III, L.P., dated January 2, 2008

10.9	Unsecured Promissory Note by MCFSA, Inc. in favor of Fire Quest, Inc., dated as of January 1, 2008

99.1	Press Release dated January 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGYLE SECURITY, INC.

Date: January 8, 2008	By:	/s/ Donald F. Neville
Name: Donald F. Neville
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Unit Purchase Agreement between and among ISI Controls, Ltd., Com-Tec Security, LLC, the holders of units in Com-Tec and Jeffery E. Corcoran

10.2	Asset Purchase Agreement between ISI Detention Contracting Group, Inc, and Peterson Detention Inc. dated as of January 1, 2008

10.3	Guaranteed Convertible Promissory Note by ISI Detention Contracting Group, Inc. in favor of Peterson Detention Inc. dated as of January 1, 2008

10.4	Guaranteed Convertible Promissory Note by ISI Detention Contracting Group, Inc. in favor of Peterson Detention Inc. dated as of January 1, 2008

10.5	Employment Agreement between ISI Detention Contracting Group, Inc. and Michael Peterson dated as of January 1, 2008

10.6	Employment Agreement between ISI Detention Contracting Group, Inc. and Leonard Peterson dated as of January 1, 2008

10.7	Third Amendment to Note and Warrant Purchase Agreement dated January 2, 2008 by and among ISI, Argyle and the other Guarantors, and William Blair Mezzanine Capital Fund III, L.P.

10.8	Senior Subordinated Promissory Note of ISI issued to William Blair Mezzanine Capital Fund III, L.P., dated January 2, 2008

10.9	Unsecured Promissory Note by MCFSA, Inc. in favor of Fire Quest, Inc., dated as of January 1, 2008

99.1	Press Release dated January 8, 2008